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                                                                 EXHIBIT 15



               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


     November 6, 1995


     Securities and Exchange Commission
     Washington, D.C.  20549


     We are aware of the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3) of CUC International Inc. for the registration of 1,498,888 shares of its common stock of our reports dated May 31, 1995 and August 29, 1995 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. which are included in its Form 10-Q for the quarters ended April 30, 1995 and July 31, 1995.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        ERNST & YOUNG LLP


     Stamford, Connecticut
































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